2909 Hillcroft, Suite 420

Houston, TX  77057

713-467-2222

NEWS RELEASE

September 17, 2015

Press Contacts:

Rhonda Little
Sales and Marketing Coordinator
Phone: 800-880-2212
Email: rlittle@hartmaninvestment.com

Hartman Short Term Income Properties XX, Inc. Secures Additional $30 Million Line of Credit

HOUSTON – Hartman Short Term Income Properties XX, Inc. and its affiliates (the "Company", "Hartman", "we", "our", or "us") announced today that they have secured a $30 million line of credit from East West Bank.

“We are pleased to add the capabilities of an international bank with $30 billion in assets to our pool of lenders,” said Dave Wheeler, Chief Investment Officer.

The financing will:

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Enable Hartman to acquire additional portfolio assets.

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Bring the Company’s combined line of credit capacity to approximately $60 million.

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Reduce the Company’s short term interest cost.

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Provide continual flexibility to the Company’s capital structure.

“The financing provided by East West Bank is an important corporate milestone for Hartman," said Al Hartman, Hartman CEO. He continued, "It will allow us to further pursue our value-add acquisition strategy as we continue to increase our portfolio of commercial income-producing real estate assets."

About Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX Inc. is a Texas-centric REIT which owns fourteen properties in the Dallas/Ft. Worth area, Houston, and San Antonio. For information regarding leasing space at a Hartman property, please contact Lynna Smith at 214-432-3704 in Dallas or Kat Morrison at 713-586-

2669 in Houston, and visit www.hi-reit.com. For additional information about Hartman XX, please visit www.HartmanREITs.com, call 800-880-2212, or contact Rick Vitale directly at 651-491-3693.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through D. H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Kingwood, TX 77339. (832) 644-1852.